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                              MANAGEMENT AGREEMENT


          This Management Agreement (the "AGREEMENT") is made as of the 6th day of October, 1997, by and between United Defense Industries, Inc., a Delaware Corporation ("UDI"), United Defense, L.P., a Delaware limited partnership (the "COMPANY"), and TC Group Management, L.L.C., a Delaware limited liability company ("CARLYLE").

                                    RECITALS:

          WHEREAS, Carlyle, by and through its officers, employees, agents, representatives and affiliates, has expertise in the areas of corporate management, finance, product strategy, investment, acquisitions and other matters relating to the business of the Company and UDI;

          WHEREAS, UDI and a subsidiary of UDI collectively own 100% of the outstanding partnership interests of the Company; and

          WHEREAS, the Company and UDI desire to avail themselves of the expertise of Carlyle in the aforesaid areas, in which they acknowledge the expertise of Carlyle.

                                   AGREEMENT:

          NOW, THEREFORE, in consideration of the foregoing recitals and the covenants and conditions herein set forth, the parties hereto agree as follows:

          1. APPOINTMENT. The Company and UDI hereby appoint Carlyle to render the advisory and consulting services described in Section 2 hereof for the term of this Agreement.

          2.   SERVICES.

               (a) Carlyle hereby agrees that during the term of this Agreement it shall render to the Company and UDI, by and through such of Carlyle's officers, employees, agents, representatives and affiliates as Carlyle, in its sole discretion, shall designate from time to time, advisory, consulting and other services (the "OVERSIGHT SERVICES") in relation to the day-to-day operations of the Company and UDI, strategic planning, domestic and international marketing and financial oversight and including, without limitation, advisory and consulting services in relation to the selection, retention and supervision of independent auditors, the selection, retention and supervision of outside legal counsel, and the selection, retention and supervision of investment bankers or other financial advisors or consultants.

               (b) The parties hereto acknowledge that certain events will require Carlyle to render services beyond the scope of activities which the parties contemplate as part



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of the Oversight Services and for which Carlyle shall be entitled to additional compensation hereunder. It is expressly agreed that the Oversight Services shall not include Investment Banking Services and Management Equity Consulting Services. "INVESTMENT BANKING SERVICES" means investment banking, financial advisory or any other services rendered by Carlyle to the Company or UDI in connection with (i) the acquisition by UDI and its subsidiaries of all of the outstanding partnership interests of the Company pursuant to that certain Purchase Agreement, dated as of August 25, 1997, by and between FMC Corporation, Harsco Corporation, Harsco UDLP Corporation and UDI and the financing thereof (together, the "ACQUISITION TRANSACTIONS"), (ii) any acquisitions and divestitures by the Company or UDI or any of their subsidiaries, including, without limitation, the sale of substantially all of the assets of the Company, whether by a sale of assets, the capital stock of UDI, merger or otherwise, and the acquisition or sale of any subsidiary or division of UDI or the Company, or (iii) the public or private sale of debt or equity securities of the Company or UDI or any similar financing transactions. "MANAGEMENT EQUITY CONSULTING SERVICES" means consulting services performed by Carlyle in connection with the structuring and implementation of an executive stock option plan or similar equity plan, an employee stock purchase or equity purchase plan and employment agreements for certain key executives of UDI and UDLP. The Investment Banking Services and the Management Equity Consulting Services shall be referred to herein as "ADDITIONAL SERVICES," and together with the Oversight Services, the "SERVICES."

          3.   FEES.

               (a) In consideration of the performance of the Oversight Services contemplated by Section 2(a) hereof, the Company and its successors agree to pay to Carlyle an aggregate per annum fee (the "FEE") equal to Two Million Dollars ($2,000,000), commencing on the date hereof and continuing until such time as this Agreement is terminated in accordance with Section 6 or by the mutual written consent of the parties hereto. The Fee shall be payable quarterly in advance. Fee payments shall be non-refundable.

               (b) In consideration of the Investment Banking Services provided to UDI and the Company in connection with the Acquisition Transactions, the Company shall pay to Carlyle Four Million Five Hundred Thousand Dollars ($4,500,000) in cash, payable at such time as the Acquisition Transactions are consummated.

               (c) In consideration of the performance of the Management Equity Consulting Services to be provided to UDI and the Company, the Company shall pay to Carlyle Two Million Dollars ($2,000,000) in cash, payable after Carlyle has completed performance of the Management Equity Consulting Services. Performance of the Management Equity Consulting Services shall be deemed to be complete when each of the following conditions has been satisfied: (i) the Board of Directors of UDI adopts UDI's initial employee stock option plan (or similar management equity incentive compensation program) or determines that no such plan should be adopted, (ii) UDI completes the


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currently contemplated employee stock offering or the Board of Directors of
UDI determines that UDI should not effect such an offering and (iii) Carlyle (on behalf of UDI and the Company) completes negotiation of definitive employment agreements between UDI and the key management employees (if any) designated by the Board of Directors of UDI.

               (d) In consideration of the Additional Services provided to the Company or UDI in connection with the events described in clauses (ii) and (iii) of the definition of Investment Banking Services, Carlyle shall be entitled to receive additional reasonable compensation as agreed upon by the parties hereto and approved by the majority of the disinterested members of the Board of Directors of UDI.

          4. REIMBURSEMENTS. In addition to the compensation payable to Carlyle pursuant to Section 3 hereof, the Company shall, at the direction of Carlyle, pay directly, or reimburse Carlyle for, its reasonable Out-of-Pocket Expenses. For the purposes of this Agreement, the term "OUT-OF-POCKET EXPENSES" shall mean the amounts actually paid by Carlyle in cash in connection with its performance of the Services, including, without limitation, reasonable (i) fees and disbursements (including, without limitation, underwriting fees) of any independent professionals and organizations, including, without limitation, independent auditors, outside legal counsel, consultants, investment bankers or financial advisors, (ii) costs of any outside services or independent contractors such as financial printers, couriers, business publications or similar services and (iii) transportation, per diem, telephone calls, word processing expenses or any similar expense not associated with its ordinary operations. All reimbursements for Out-of-Pocket Expenses shall be made promptly upon or as soon as practicable after presentation by Carlyle to the Company of the statement in connection therewith.

          5. INDEMNIFICATION. The Company and UDI will jointly and severally indemnify and hold harmless Carlyle and its officers, employees, agents, representatives, members and affiliates (each being an "INDEMNIFIED PARTY") from and against any and all losses, costs, expenses, claims, damages and liabilities (the "LIABILITIES") to which such Indemnified Party may become subject under any applicable federal or state law, or any claim made by any third party, or otherwise, to the extent they relate to or arise out of the performance of the Services contemplated by this Agreement or the engagement of Carlyle pursuant to, and the performance by Carlyle of the Services contemplated by, this Agreement. The Company will reimburse any Indemnified Party for all reasonable costs and expenses (including reasonable attorneys' fees and expenses) as they are incurred in connection with the investigation of, preparation for or defense of any pending or threatened claim for which the Indemnified Party would be entitled to indemnification under the terms of the previous sentence, or any action or proceeding arising therefrom, whether or not such Indemnified Party is a party hereto, provided that, subject to the following sentence, the Company and UDI shall be entitled to jointly assume the defense thereof at their own expense, with counsel satisfactory to such Indemnified Party in its reasonable judgment. Any Indemnified Party may, at its own expense, retain separate counsel to participate in such defense, and in any action, claim or proceeding in which the Company and UDI, on the one

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hand, and an Indemnified Party, on the other hand, is, or is reasonably likely to become, a party, such Indemnified Party shall have the right to employ separate counsel at the Company's and UDI's expense and to control its own defense of such action, claim or proceeding if, in the reasonable opinion of counsel to such Indemnified Party, a conflict or potential conflict exists between the Company, on the one hand, and such Indemnified Party, on the other hand, that would make such separate representation advisable. The Company and UDI agree that neither the Company nor UDI will, without the prior written consent of the applicable Indemnified Party, settle, compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding relating to the matters contemplated hereby (if any Indemnified Party is a party thereto or has been actually threatened to be made a party thereto) unless such settlement, compromise or consent includes an unconditional release of the applicable Indemnified Party and each other Indemnified Party from all liability arising or that may arise out of such claim, action or proceeding. Provided that the Company or UDI are not in breach of its indemnification obligations hereunder, no Indemnified Party shall settle or compromise any claim subject to indemnification hereunder without the consent of the Company and UDI. The Company and UDI will not be liable under the foregoing indemnification provision to the extent that any loss, claim, damage, liability, cost or expense is determined by a court, in a final judgment from which no further appeal may be taken, to have resulted solely from the gross negligence or willful misconduct of Carlyle. If an Indemnified Party is reimbursed hereunder for any expenses, such reimbursement of expenses shall be refunded to the extent it is finally judicially determined that the Liabilities in question resulted solely from the gross negligence or willful misconduct of Carlyle.

          6. TERM. This Agreement shall be in effect on the date hereof and shall continue until such time as Carlyle or one or more of its affiliates collectively control, in the aggregate, less than 10% of the outstanding shares of voting common stock of UDI. The provisions of Sections 5, 7 and 8 and otherwise as the context so requires shall survive the termination of this Agreement.

          7. PERMISSIBLE ACTIVITIES. Nothing herein shall in any way preclude Carlyle or its officers, employees, agents, representatives, members or affiliates from engaging in any business activities or from performing services for its or their own account or for the account of others, including for companies that may be in competition with the business conducted by the Company.

          8.   GENERAL.

               (a) No amendment or waiver of any provision of this Agreement, or consent to any departure by either party from any such provision, shall be effective unless the same shall be in writing and signed by the parties to this Agreement, and, in any case, such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

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               (b)  This Agreement and the rights of the parties hereunder may not be assigned without the prior written consent of the parties hereto; PROVIDED, HOWEVER, Carlyle may assign or transfer its duties or interests hereunder to a Carlyle affiliate at the sole discretion of Carlyle.

               (c) Any and all notices hereunder shall, in the absence of receipted hand delivery, be deemed duly given when mailed, if the same shall be sent by registered or certified mail, return receipt requested, and the mailing date shall be deemed the date from which all time periods pertaining to a date of notice shall run. Notices shall be addressed to the parties at the following addresses:

If to Carlyle: TC Group Management, L.L.C.
               c/o The Carlyle Group
               1001 Pennsylvania Avenue, N.W.
               Suite 220 South
               Washington, D.C.  20004
               Attention:  Allan M. Holt

If to UDI:     United Defense Industries, Inc.
               c/o The Carlyle Group
               1001 Pennsylvania Avenue, N.W.
               Suite 220 South
               Washington, D.C.  20004
               Attention:  Allan M. Holt

If to UDLP     United Defense, L.P.
               1525 Wilson Boulevard
               Suite 700
               Arlington, VA  22209
               Attention:  Thomas Rabaut

               (d) This Agreement shall constitute the entire agreement between the parties with respect to the subject matter hereof, and shall supersede all previous oral and written (and all contemporaneous oral) negotiations, commitments, agreements and understandings relating hereto.

               (e) This Agreement shall be governed by, and enforced in accordance with, the laws of the State of Delaware (excluding the choice of law principles thereof). The parties to this Agreement hereby agree to submit to the non-exclusive jurisdiction of the federal and state courts located in the state of Delaware in any action or proceeding arising out of or relating to this Agreement. This Agreement shall inure to the benefit of, and be binding upon, Carlyle, UDI and the Company (including any present or future subsidiaries of the Company and UDI that are not signatories hereto), and their respective successors and assigns.


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               (f)  This Agreement may be executed in two or more
counterparts, and by different parties on separate counterparts. Each set of counterparts showing execution by all parties shall be deemed an original, and shall constitute one and the same instrument.

               (g) The waiver by any party of any breach of this Agreement shall not operate as or be construed to be a waiver by such party of any subsequent breach.

               IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered by their duly authorized officers or agents as set forth below.


                         TC GROUP MANAGEMENT, L.L.C.

                         By:  TCG Holdings, L.L.C.
                         Its: Managing Member



                         By: /s/ Allan M. Holt
                            Name:  Allan M. Holt
                            Title: Managing Director

                         UNITED DEFENSE INDUSTRIES, INC.



                         By: /s/ Allan M. Holt
                            Name:  Allan M. Holt
                            Title: President


                         UNITED DEFENSE, L.P.

                         By:  UDLP Holdings Corp.
                         Its: General Partner



                         By: /s/ Allan M. Holt
                            Name:  Allan M. Holt
                            Title: President